Exhibit 3.1



             RESTATED CERTIFICATE OF CERTIFICATE OF INCORPORATION

                                      OF

                         DOVER INVESTMENTS CORPORATION


         Dover Investments Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

         A. The name of the corporation is Dover Investments Corporation. The corporation was originally incorporated under the name of Homestead Financial Corporation. The date of filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was August 11, 1986.

         B. This Restated Certificate of Incorporation restates and integrates and further amends the Restated Certificate of Incorporation, as amended, of the corporation.

         C. The text of the Restated Certificate of Incorporation as amended and supplemented shall be and read in full as follows:

              FIRST:  The name of the corporation is Dover Investments
Corporation.

              SECOND: The address of the registered office of the corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

              THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

              FOURTH: (a) The aggregate number of shares which the corporation is authorized to issue is 3,000,000 shares, all which shall be shares of Common Stock, $.01 par value per share (the "Common Stock"), of which 2,000,000 shall be shares of Class A Common Stock, $.01 par value per share ("Class A Common Stock"), and 1,000,000 shall be shares of Class B Common Stock, $.01 par value per share ("Class B Common Stock").

              (b) Common Stock. The relative voting, dividend, liquidation and other rights, preferences and limitations or restrictions of the Class A Common Stock and Class B Common Stock are stated in this Certificate of Incorporation as follows:

              (i) Voting. Except as otherwise required by Article EIGHTH or NINTH or by applicable law, voting power shall be divided between the holders of Class A Common Stock and Class B Common Stock of the corporation as follows:

                   (A) With respect to the election of directors, holders of Class A Common Stock, voting as a separate class, shall be entitled to elect that number of directors which constitutes twenty-five percent (25%) of the authorized number of members of the Board of Directors of the corporation and, if such twenty-five percent (25%) is not a whole number, then the holders of Class A Common Stock shall be entitled to elect the next higher whole number of directors that is at least twenty-five percent (25%) of the authorized number of members of the Board of Directors of the corporation. The holders of the Class B Common Stock, voting as a separate class, shall be entitled to elect the remaining directors.

                   (B) The holders of Class A Common Stock shall be entitled to vote as a separate class on the removal, with or without cause, of any director elected exclusively by the holders of Class A Common Stock and the holders of Class B Common Stock shall be entitled to vote as a separate class on the removal, with or without cause, of any director elected exclusively by the holders of Class B Common Stock.

                   (C) If, on the record date for any meeting of stockholders at which directors are to be elected, the number of outstanding shares of Class B Common Stock is less than twelve and one-half percent (12 1/2 %) of the total number of shares of Common Stock of both classes then outstanding, then the holders of Class A Common Stock shall be entitled to vote with the holders of Class B Common Stock as a single class (with the respective number of votes per share provided by paragraph (b)(i)(D) of this Article FOURTH) to elect all of the directors not elected exclusively by the holders of Class A Common Stock as provided by paragraph (b)(i)(A) of this Article FOURTH.

                   (D) At every meeting of stockholders, every holder of Class A Common Stock shall be entitled to one vote for every share of Class A Common Stock standing in such stockholder's name on the record of stockholders and every holder of Class B Common Stock shall be entitled to ten votes for every share of Class B Common Stock standing in such stockholder's name on the record of stockholders.

                   (E) Except as otherwise required by applicable law or any other provision of this Certificate of Incorporation, holders of Class A Common Stock and Class B Common Stock shall vote together as a single class on all matters submitted to the stockholders for a vote, including any amendment to this Certificate of Incorporation which would increase or decrease the number of authorized shares of Class A Common Stock and Class B Common Stock.

                   (F) If, at any time, there shall be shares of only one class of Common Stock issued and outstanding, the holders of such class shall be entitled to elect the entire Board of Directors.

              (ii) Dividends. (A) Subject to any other provisions of this Certificate of Incorporation, holders of Class A Common Stock and Class B Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the corporation legally available therefor; provided, however, that during any calendar year, no cash dividends may be paid on Class B Common Stock unless the corporation shall have paid cash dividends with respect to Class A Common Stock, either concurrently or previously during such calendar year, in an amount per share not less than 10% greater than the aggregate cash dividends per share, if any, paid by the corporation on Class B Common Stock during such calendar year.

                   (B) No distribution or dividend payable in Class A Common Stock may be declared on Class A Common Stock unless a distribution or dividend payable in Class B Common Stock at the same time and at the same rate per share is concurrently declared on Class B Common Stock then outstanding. No distribution or dividend payable in Class B Common Stock may be declared on Class B Common Stock unless a distribution or dividend payable in Class A Common Stock at the same time and at the same rate per share is concurrently declared on Class A Common Stock then outstanding. So long as shares of both Class A Common Stock and Class B Common Stock shall remain outstanding, no dividend or distribution payable in property or securities of any other class or kind of the corporation shall be declared or paid on either of such classes unless a dividend equal in kind and amount on a per share basis and payable at the same time is concurrently declared on the other class. No split-up, combination or other reclassification of the shares of Class A Common Stock or Class B Common Stock into a different number of shares of such class shall be made unless a split-up, combination or other reclassification of the shares of the other class then outstanding, if any, into a different number of shares of such other class if made at the same time and at the same rate per share.

              (iii)Conversion Rights. (A)Subject to the terms and conditions of this Article FOURTH, each share of Class B Common Stock shall be convertible at any time, at the option of the respective holder thereof, at the office of any transfer agent for Class B Common
         Stock, and at such other place or places, if any, as the Board of Directors may designate, or, if the Board of Directors shall fail so to designate, at the principal office of the corporation (to the attention of the Secretary of the corporation), into one fully paid and non-assessable share of Class A Common Stock. Upon conversion, the corporation shall make no payment or adjustment on account of dividends accrued or in arrears on Class B Common Stock surrendered for conversion or on account of any dividends on the Class A Common Stock issuable on such conversion. Before any holder of Class B
         Common Stock shall be entitled to convert the same into Class A
         Common Stock, such holder shall surrender the certificate or certificates for such Class B Common Stock at the office of said transfer agent (or other place as provided above), which certificate or certificates, if the corporation shall so request, shall be duly endorsed to the corporation or in blank or accompanied by proper instruments of transfer to the corporation or in blank (such endorsements or instruments of transfer to be in a form satisfactory to the corporation), and shall give written notice to the corporation at said office that such holder elects so to convert said Class B Common Stock in accordance with the terms of this subsection (b)(iii)(A), and shall state in writing therein the name or names in which such holder wishes the certificate or certificates for Class A Common Stock to be issued. Every such notice of election to convert shall constitute a contract between the holder of such Class B Common Stock and the corporation, whereby the holder of such Class B Common Stock shall be deemed to subscribe for the amount of Class A Common Stock which such holder shall be entitled to receive upon such conversion, and, in satisfaction of such subscription, to deposit the Class B Common Stock to be converted and to release the corporation from all liability thereunder, and thereby the corporation shall be deemed to agree that the surrender of the certificate or certificates therefor and the extinguishment of liability thereon shall constitute full payment of such subscription or Class A Common Stock to be issued upon such conversion. The corporation will as soon as practicable after such deposit of a certificate or certificates for Class B Common Stock issue and deliver at the office of said transfer agent (or other place as provided above) to the person for whose account such Class
         B Common Stock was so surrendered, or to such holder's nominee or nominees, a certificate or certificates for the number of full shares of Class A Common Stock to which such holder shall be entitled as aforesaid. Subject to the provisions of subsection (b)(iii)(C) below, such conversion shall be deemed to have been made as of the date of such surrender of Class B Common Stock to be converted, and the person or persons entitled to receive the Class A Common Stock issuable upon conversion of the Class B Common Stock shall be treated for all purposes as the record holder or holders of such Class A Common Stock on such date.

                   (B) The issuance of certificates for shares of Class A Common Stock upon conversion of shares of Class B Common Stock shall be made without charge for any stamp or other similar tax in respect of such issuance. However, if any such certificate is to be issued in a name other than that of the holder of the share or shares of Class B Common Stock converted, the person or persons requesting the issuance thereof shall pay to the corporation the amount of any tax which may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the corporation that such tax has been paid.

                   (C) The corporation shall not be required to convert Class B Common Stock, and no surrender of Class B Common Stock shall be effective for that purpose, while the stock transfer books of the corporation are closed for any purpose; but the surrender of Class B Common Stock for conversion during any period while such books are so closed shall become effective for conversion immediately upon the reopening of such books, as if the conversion had been made on the date such Class B Common Stock was surrendered.

                   (D) The corporation shall at all times reserve and keep available, out of its authorized and unissued shares, solely for the purpose of effecting the conversion of Class B Common Stock, such number of shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all shares of Class B Common Stock which at any such times are convertible.

              (iv) Liquidation Rights. In the event of any merger or consolidation to which the corporation is a party, the Class A
         Common Stock and the Class B Common Stock shall be of equal rank and shall entitle the holders thereof to equal rights and privileges. In the event of a dissolution or liquidation of the corporation, or a sale of all its assets, whether voluntary or involuntary, or in the event of its insolvency or upon any distribution of its capital, the Class A Common Stock and the Class B Common Stock shall be of equal rank and shall entitle the holders thereof to equal rights and privileges.

              (v) Restriction on Issuance of Class B Common Stock. Except as otherwise expressly provided in this paragraph (b)(v) of Article FOURTH, the corporation shall not issue any authorized shares of Class B Common Stock unless such issuance, or a transaction contemplating such issuance, shall have been approved or authorized by the affirmative vote of the holders of not less than a majority of the outstanding shares of Class A Common Stock present in person or by proxy, voting as a separate class, at a meeting of the stockholders of the corporation at which such issuance or transaction is voted upon. Notwithstanding the foregoing, the corporation may issue authorized shares of Class B Common Stock, without the vote of the Class A Common Stock described above:

                   (A) to officers, directors or employees of the corporation or any direct or indirect subsidiary of the corporation pursuant to any stock grant, stock option, stock purchase or other employee benefit plan or agreement; and

                   (B) subject to paragraph (b)(ii)(B) of Article FOURTH, pursuant to any stock split with respect to the Class B Common Stock, or stock dividend or distribution payable in Class B Common Stock.

              In addition, subsequent to the effective date of the Agreement and Plan of Merger between the corporation and Homestead Financial Corporation, a California corporation, the corporation may from time to time issue, without the vote of the Class A Common Stock described above, an aggregate of 750,000 shares of Class B Common Stock.

              FIFTH: In furtherance and not in limitation of the powers conferred by law, the Board of Directors shall have power to make, alter, amend and repeal the by-laws (except so far as the by-laws adopted by the stockholders shall otherwise provide). Any by-laws made by the Board of Directors under the powers conferred hereby may be altered, amended or repealed by the Board of Directors or by the stockholders.

              SIXTH: (a) The business and affairs of the corporation shall be managed by the Board of Directors of the corporation.

              (b) The number of directors which shall constitute the whole Board of Directors of the corporation shall be as specified in the by-laws of the corporation.

              (c) To the fullest extent permitted by the General Corporation Law of the State of Delaware, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office (and not by stockholders), even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office until the next election of directors by the stockholders and until such director's successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. The foregoing notwithstanding, for so long as shares of Class A Common Stock and Class B Common Stock shall remain outstanding:
(i) any vacancy in the office of a director elected exclusively by the holders of Class A Common Stock may be filled by a vote of the holders of Class A Common Stock voting as a separate class; (ii) any vacancy in the office of a director elected exclusively by the holders of Class B Common Stock may be filled by a vote of the holders of Class B Common Stock voting as a separate class; and (iii) the Board of Directors may be enlarged by the Board of Directors only to the extent that at least twenty-five percent (25%) of the enlarged Board of Directors consists of directors elected by the holders of Class A Common Stock as provided by paragraph (b)(i)(A) of Article FOURTH or by persons appointed to fill vacancies resulting from such increase created by the death, resignation, disqualification, removal or other cause of directors elected or to be elected exclusively by the holders of Class A Common Stock.

              (d) To the fullest extent permitted by the General Corporation Law of the State of Delaware, a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this paragraph by the stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the corporation with respect to any act or omission occurring prior to the time of such repeal or modification.

              SEVENTH: (a) Advance notice of stockholder nominations for the election of directors shall be given in the manner provided in the by-laws of the corporation.

              (b) Election of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

              EIGHTH: (a) In addition to any affirmative vote required by law, this Certificate of Incorporation, any resolution or resolutions adopted by the Board of Directors pursuant to its authority under Article FOURTH of this Certificate of Incorporation, any agreement with any national securities exchange or otherwise, any Business Combination involving the corporation or any Subsidiary and any Related Person or any Affiliate or Associate of a Related Person shall be subject to approval or authorization in the manner provided by this Article EIGHTH. Certain capitalized terms used herein are defined in paragraph (d) of this Article EIGHTH.

              (b) Except as otherwise expressly provided in paragraph (c) of this Article EIGHTH, no Business Combination shall be consummated or effected, either directly or indirectly, unless such Business Combination shall have been approved or authorized by the affirmative vote of the holders of not less than sixty-six and two-thirds percent (66 2/3 %) of the outstanding shares of Voting Stock which are not Beneficially Owned by any Related Person or an Affiliate or Associate of such Related Person, voting together as a single class (it being understood that for purposes of this Article EIGHTH, each share of Voting Stock shall have one vote, notwithstanding any provision contained in Article FOURTH to the contrary), notwithstanding the fact that no vote for such transaction or approval by some lesser percentage of stockholders may be required or specified by law, this Certificate of Incorporation, any resolution or resolutions adopted by the Board or Directors of the corporation pursuant to its authority under Article FOURTH of this Certificate of Incorporation, any agreement with any national securities exchange or otherwise.

              (c) The approval or authorization of any Business Combination in the manner provided for by paragraph (b) of this Article EIGHTH shall not be required if all the conditions specified in either paragraph (c)(i) or paragraph (c)(ii) of this Article EIGHTH are satisfied:

              (i) such Business Combination shall have been expressly approved by not less than two-thirds of the Continuing Directors, either in advance of or subsequent to a Related Person having become a Related Person; or

              (ii) all of the conditions specified in the following clauses shall have been met:

                   (A) the Fair Market Value as of the Consummation Date of the consideration to be received per share of each class or series of Capital Stock by Disinterested Stockholders in the Business Combination is not less than the Highest Per Share Price (it being understood that the provisions of this subparagraph (c)(ii)(A) shall be required to be met with respect to every class or series of the outstanding Capital Stock, whether or not the Related Person has previously acquired any shares of a particular series or class of Capital Stock); and

                   (B) the form of consideration to be received by Disinterested Stockholders in the Business Combination shall be United States currency or the form of consideration used by the Related Person in acquiring the largest aggregate number of shares of the Capital Stock that such Related Person has previously acquired; and

                   (C) after such Related Person has become a Related Person and prior to the Consummation Date: (1) except as approved by not less that two-thirds of the Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on the outstanding Capital Stock; (2) there shall have been (a) no reduction in the annual rate of dividends paid on the Class A Common Stock or Class B Common Stock (except as necessary to reflect any subdivision of the Class A Common Stock or the Class B Common Stock, as the case may be), except as approved by not less than two-thirds of the Continuing Directors, and (b) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Class A Common Stock or the Class
              B Common Stock, unless the failure so to increase such annual rate is approved by not less than two-thirds of the Continuing Directors; and (3) such Related Person shall have not become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Related Person becoming a Related Person; and

                   (D) after such Related Person has become a Related Person, such Related Person shall not have received the benefit, directly or indirectly (except proportionately as a stockholder of the corporation of in the ordinary course of business), of any loans, advances guarantees, pledges or other financial assistance or tax advantages provided by the corporation or any Subsidiary, whether in anticipation of or in connection with such Business Combination or otherwise: and

                   (E) a proxy or information statement describing the proposed Business Combination and complying with the requirements of the Act as then in effect shall have been mailed to all Disinterested Stockholders at least thirty (30) days prior to the date of the stockholders' meeting at which such Business Combination is to be considered (whether or not a proxy or information statement is required to be mailed pursuant to the Act) and such proxy or information statement shall have contained at the front thereof, in a prominent place, such recommendations and other relevant information concerning the Business Combination as a majority of the Continuing Directors may determine so to include.

              (d)  For the purposes of this Article EIGHTH:

              (i) The term "Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, or any similar United States statute enacted to supersede or supplement the Act.

              (ii) The term "Affiliate" shall have the meaning ascribed to it in Rule 12b-2 under the Act, as in effect on December 3, 1986, and shall include any Person that, after giving effect to a Business Combination, would become an Affiliate, but shall not include the corporation or any subsidiary.

              (iii) The term "Announcement Date" shall mean the date of the first public announcement of a proposed Business Combination.

              (iv) The term "Associate" shall have the meaning ascribed to it in Rule 12b-2 under the Act as in effect on December 3, 1986 (the term "registrant", as used in such Rule 12b-2, meaning in this case the corporation), and shall include any Person that, after giving effect to a Business Combination, would become an Associate, but shall not include the corporation or any subsidiary.

              (v) The terms "Beneficial Owner" or "Beneficially Owned" shall mean, or refer to stock ownership by, any Person who beneficially owns any Voting Stock within the meaning ascribed in Rule 13d-3 under the Act as in effect on December 3, 1986 or who has the right to acquire any such beneficial ownership (whether or not such right is exercisable immediately, with the passage of time or subject to any condition) pursuant to any agreement, contract, arrangement or understanding or upon the exercise of any conversion, exchange or other right, warrant or option, or otherwise. A Person shall be deemed the Beneficial Owner of all Capital Stock of which any Affiliate or Associate of such Person is the Beneficial Owner.

              (vi) The term "Business Combination" shall mean any (A) merger or consolidation of the corporation or a Subsidiary with or into a Related Person or any other corporation which is, or after such merger or consolidation would be, an Affiliate or Associate of a Related Person; (B) sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Related Person or any Affiliate or Associate of any Related Person, of all or any Substantial Amount of the assets of the corporation, one or more Subsidiaries, or the corporation and one or more Subsidiaries, other than in the ordinary course of business; (C) adoption of any plan or proposal for the liquidation or dissolution of the corporation proposed by or on behalf of a Related Person or any Affiliate or Associate of any Related Person; (D) sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to the corporation, one or more Subsidiaries or the corporation and one or more Subsidiaries (in one transaction or a series of transactions) of all or any Substantial Amount of the assets of a Related Person or any Affiliate or Associate of any Related Person, other than in the ordinary course of business;
         (E) issuance, pledge or transfer of securities of the corporation, one or more Subsidiaries, or the corporation and one or more Subsidiaries, (in one transaction or a series of transactions) to or with a Related Person or any Affiliate or Associate of any Related Person in exchange for a Substantial Amount of cash, securities or other property (or a combination thereof), except any issuance, pledge or transfer of such securities to any such Person if such Person is acting as an underwriter with respect to such securities;
         (F) reclassification of securities (including any reverse stock split) or recapitalization of the corporation, any merger or consolidation of the corporation with or into one or more Subsidiaries, or any other transaction that would have the effect, either directly or indirectly, of increasing the proportionate voting power or the proportionate share of any class of equity or convertible securities of the corporation or any Subsidiary which is directly or indirectly Beneficially Owned by any Related Person or any Affiliate or Associate of any Related Person; (G) agreement, contract or other arrangement providing for any of the transactions described in this definition of Business Combinations; and (H) any series of transactions that not less than two-thirds of the Continuing Directors determine are related and, if taken together, would constitute a Business Combination under this definition of Business Combination.

              (vii) The term "Capital Stock" shall mean all capital stock of any class of the corporation authorized to be issued from time to time under the Certificate of Incorporation, whether now or hereafter outstanding.

              (viii) The term "Consummation Date" shall mean the date of the consummation of the Business Combination.

              (ix) The term "Continuing Director" shall mean any member of the Board of Directors of the corporation who is not the Related Person, and not an Affiliate, Associate, representative or nominee of the Related Person or of such an Affiliate or Associate, that is involved in the relevant Business Combination, and (A) was a member of the Board of Directors prior to the Determination Date with respect to such Related Person or (B) whose initial election as a director of the corporation succeeds a Continuing Director and was recommended by a majority vote of the Continuing Directors then in office; provided, that, in either case, such Continuing Director shall have continued in office after becoming a Continuing Director.

              (x) The term "Determination Date" shall mean the date and time at which a Person became a Related Person.

              (xi) The term "Disinterested Stockholder" shall mean a holder of shares of a particular class or series of Capital Stock who is not (A) a Related Person with or for the benefit of whom a Business Combination is proposed to be consummated or (B) an Affiliate or Associate of such Related Person.

              (xii) The term "Fair Market Value" shall mean (A) in the case of United State currency, the amount thereof; (B) in the case of stock and other securities, the highest closing sales price during the 30-day period immediately preceding the date in question of a share or trading unit of such stock or security on the Composite Tape for New York Stock Exchange -- Listed Stocks, or, if such stock or security is not listed on the New York Stock Exchange, on the principal United States securities exchange registered under the Act on which such stock or security is listed, or, if such stock or security is not listed on any such securities exchange, the highest closing sale price or bid quotation with respect to a share or trading unit of such stock or security during the 30-day period on the National Association of Securities Dealers, Inc. Automated Quotations System or any successor system or, if no such quotations are available, the fair market value on the date in question of a share or trading unit of such stock or security as determined in good faith by a majority vote of the Continuing Directors; and (C) in the case of property other than cash, stock or other securities, the fair market value of such property on the date in question as determined in good faith by a majority vote of the Continuing Directors.

              (xiii) The term "Highest Per Share Price" shall mean, with respect to the consideration to be received per share of each class or series of Capital Stock by Disinterested Stockholders in any particular Business Combination, the higher of the following:

                   (A) the highest per share price (including brokerage
              commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Related Person in acquiring Beneficial Ownership of any of its holdings of such class or series of Capital Stock of this corporation (1) within the two-year period immediately prior to the Announcement Date or (2) in the transaction or series of transactions in which the Related Person became a Related Person (but only if the Determination Date with respect to such Related Person shall have been less than two years prior to the Announcement Date), whichever is higher; or

                   (B) the Fair Market Value per share of the shares of
              Capital Stock being acquired in the Business Combination as of
              (1) the Announcement Date or (2) the Determination Date with respect to such Related Person (but only if such Determination Date shall have been less than two years prior to the Announcement Date), whichever is higher; or

                   (C) in the case of any class or series of outstanding
              Capital Stock other than Class A Common Stock and Class B Common Stock, the (1) highest preferential amount per share to which the holders of shares of such class or series of Capital Stock would be entitled as of the Consummation Date in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation, regardless of whether the Business Combination to be consummated constitutes such an event, or (2) highest redemption price to which the holders of such class or series of Capital Stock would be entitled, whichever is higher.

              For the purposes of this paragraph (d)(xiii), (A) the price deemed to have been paid by a Related Person for any shares of Capital Stock of which an Affiliate or Associate is the Beneficial Owner shall be the price which is the highest of the following:
         (1) the price paid upon the acquisition thereof by the relevant Affiliate or Associate (if any, and whether or not such Affiliate or Associate was an Affiliate or Associate at the time of such Acquisition) or (2) the Fair Market Value of such Capital Stock as of the day when the Related Person became a Beneficial Owner there;
         (B) in determining the Highest Per Share Price, all purchases by the Related Person shall be taken into account, regardless of whether the shares were purchased before or after the Related person became a Related Person; (C) a Person shall be deemed to have acquired a share of Capital Stock at the time when such Person became the Beneficial Owner thereof; and (D) appropriate adjustments shall be made to reflect the relevant effect of any stock dividends, splits and distributions and any combination or reclassification of Capital Stock.

              (xiv) The phrase "consideration to be received" as used in subparagraph (c)(ii)(A) of this Article EIGHTH shall include, without limitation, the shares of Class A Common Stock and Class B Common Stock or any other class or series of Capital Stock retained by the Disinterested Stockholders in the event of a Business Combination that is a merger or consolidation in which the corporation is the surviving entity.

              (xv) The term "Person" shall mean any individual, corporation, partnership or other entity, including any group comprising of any Person and any other Person or any Affiliate or Associate thereof with whom such Person or any Affiliate or Associate thereof has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of Voting Stock and each Person, and any Affiliate or Associate thereof, that is a member of such group.

              (xvi) The term "Related Person" shall mean any Person who, alone or together with any Affiliates or Associates:

                   (A) is the Beneficial Owner, directly or indirectly, of an aggregate percentage of the outstanding Voting Stock equal to or exceeding ten percent (10%).

                   (B) is the Beneficial Owner, directly or indirectly, of an aggregate percentage of the outstanding Class B Common Stock equal to or exceeding five percent (5%), or

                   (C) is an assignee of or otherwise has succeeded to the Beneficial Ownership of any shares of Class B Common Stock or other Voting Stock which were at any time within the two-year period immediately prior to the date in question Beneficially Owned by any Related Person, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended;

              provided, however, that the term "Related Person" shall not include (x) the corporation or any Subsidiary all of the Capital Stock of or other ownership interest in which is directly or indirectly owned by the corporation, (y) any Person whose acquisition of such aggregate percentage of Voting Stock or Class B Common Stock was approved by not less than a two-thirds vote of the Continuing Directors prior to such acquisition or (z) any pension, profit sharing, employee stock ownership or other employee benefit plan of the corporation or any Subsidiary or any trustee or fiduciary when acting in such capacity with respect to any such plan.

                   (xvii) The term "Subsidiary" shall mean any Person a majority of any class of equity securities in which is owned, directly or indirectly, by the corporation, one or more Subsidiaries or the corporation and one or more Subsidiaries.

                   (xviii)  The term "Substantial Amount" shall mean an
              amount of stock, securities or other assets or property having a Fair Market Value equal to ten percent (10%) or more of the Fair Market Value of the total consolidated assets of the corporation and its Subsidiaries taken as a whole as of the end of the most recent fiscal year of the corporation ended prior to the time as of which the determination is being made.

                   (xix) The term "Voting Stock" shall mean all outstanding Class A Common Stock and Class B Common Stock of the corporation and all other outstanding Capital Stock, if any, entitled to vote on each matter on which the holders of record of Class A Common Stock and Class B Common Stock shall be entitled to vote, and each reference to a proportion of shares of Voting Stock shall refer to such proportion of votes entitled to be cast by the holders of such shares of Class A Common Stock and Class B Common Stock and other Capital Stock voting as one class (it being understood that for purposes of this Article EIGHTH, each share of Voting Stock shall have one vote, notwithstanding any provision to the contrary contained in Article FOURTH of this Certificate of Incorporation).

              (e) The fact that any Business Combination complies with the provisions of paragraph (c)(ii) of this Article EIGHTH shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve such Business Combination or recommend its adoption or approval to the stockholders of the corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board of Directors, or any member thereof, with respect to evaluations of or actions and responses taken with respect to such Business Combination.

              (f) Two-thirds of the Continuing Directors of the corporation shall have the power and duty to determine for the purposes of this Article EIGHTH, on the basis of information known to them after reasonable inquiry,
(i) whether a person is a Related Party, (ii) the number of shares of Voting Stock Beneficially Owned by any person, and (iii) whether a person is an Affiliate or Associate of another. A majority of the Continuing Directors of the corporation shall have the further power to interpret all of the terms and provisions of this Article EIGHTH.

         NINTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Certificate of Incorporation, and all rights conferred on stockholders herein are granted subject to this reservation. Notwithstanding the foregoing, the affirmative vote of not less that sixty-six and two-thirds percent (66 2/3 %) of the outstanding shares of Voting Stock which are not Beneficially Owned by any Related Person or any Affiliate or Associate of a Related Person (it being understood that for purposes of this Article NINTH, the terms "Voting Stock," "Beneficially Owned," "Related Person," "Affiliate" and "Associate" shall have the meanings assigned to such terms in Article EIGHTH), voting together as a single class (it being understood that for the purposes of altering, amending or repealing Article EIGHTH and this Article NINTH, each share of Voting Stock shall have one vote notwithstanding any provisions contained in Article FOURTH to the contrary) shall be required to alter, amend or repeal, or adopt any provisions inconsistent with, the provisions set forth in Article EIGHTH and this Article NINTH.

         D. This Restated Certificate of Incorporation was proposed by the directors and duly adopted by the written consent of the stockholders in accordance with the applicable provisions of Sections 228, 242 and 245 of the General Corporation Law of Delaware and written notice of the adoption of this Restated Certificate of Incorporation has been given as provided by Section 228 of the General Corporation Law of Delaware to every stockholder entitled to such notice.

         IN WITNESS WHEREOF, such Dover Investments Corporation has caused this certificate to be signed by Lawrence Weissberg, its Chairman of the Board, President and Chief Executive Officer, and attested by Erika Kleczek, its Secretary, this 26th day of October, 1994.

                                    DOVER INVESTMENTS CORPORATION



                                    By
                                                Lawrence Weissberg
                                         Chairman of the Board, President
                                            and Chief Executive Officer

Attest:



By
               Erika Kleczek
                 Secretary